For the semi-annual period ended July 31, 1998
File number: 811-08571

                          SUB-ITEM 77 D

                            EXHIBITS

          Policies with respect to security investment

     On   February   11,   1998   the   Trustees
authorized a change in the investment objective of the Fund from capital growth to long-term capital growth.

































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